SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549




                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 of 15(d) of the

                     Securities Exchange Act of 1934


Date of Report: MAY 17, 1999

Date of earliest event reported: APRIL 4, 1999



                      KENILWORTH SYSTEMS CORPORATION
          (Exact name of registrant as specified in its charter)


    NEW YORK                     0-08962        13-2610105
(State or other           (Commission File No.) (IRS Employer
 jurisdiction                 Identification
 of incorporation)                                Number)


54 Kenilworth Road
MINEOLA, NY                                  11501
Address of Principal Executive Office           (Zip Code)


(Registrant's telephone number,
 including area code)                         (516) 741-1352


            __________________NOT APPLICABLE_________________
                (Former address changed from last report)

ITEM 1.   Kenilworth Systems Corporation

          On April 4, 1999 the Company filed Form 12b-25 Notification of Late Filing for the following reason.

     1. The Company's Independent Auditors (the "Auditors") have requested an opinion from the "American Institute of Public Certified Accountants" whether or not they have a conflict of interest resulting from a lawsuit that was brought against them by a former client, in which the president of the Company once owned a ten percent (10%) interest. The Company emerged from bankruptcy proceedings on September 29, 1998 and the possible conflict was not discovered until the Auditors reviewed their opinion letter to the Company. In the opinion of the Company and the auditors there is no conflict of interest.

          Since the filing of the report the Auditor's partners by mutual agreement with the Company decided not to continue as the Independent Auditors for the Company.

          The Company emerged from Chapter 7 Bankruptcy Proceedings on September 29, 1998 and did not conduct any operations since before January 1, 1991. The last time the Auditors conducted an audit for the Company was for the year ended December 31, 1989.

     2. The Company engaged Ian M. Nelson, Certified Public Accountant as the Independent Auditor for the period ended December 31, 1998 and the ensuing year.

     3. In order for the Company to file its quarterly report on Form 10-Q for the period ended March 31, 1999 within the prescribed time period, management elected to file the Report on Form 10-K for the period ended December 31, 1998 unaudited. When the audit is completed, the Company will file an amendment to the report including the Independent Auditors Report. The Company does not expect significant changes in the results of operation and balance sheets.

          On December 9, 1998 the Company filed a Transition Report for the period beginning January 1, 1991 and ending November 29, 1998, which included prior years operating results.

     4.

          The Company filed its quarterly report on Form 10-Q for the period ended March 31, 1999.


                                SIGNATURES

          Pursuant to the requirements o the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                               KENILWORTH SYSTEMS CORPORATION
                                         Registrant


                                         HERBERT LINDO
                                  Herbert Lindo, President


               Dated:  May 17, 1999